Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment to the Registration Statement on Form S-1/A for Huiheng Medical, Inc. (the “Company”) of our report, dated July 3, 2008 on the consolidated financial statements of the Company as of and for the years ending December 31, 2007 and 2006.

Furthermore, we also consent to the reference to us under the heading “Experts” in this Amendment to the Registration Statement.

/s/ UHY Vocation HK
UHY Vocation HK CPA LIMITED
(Formerly known as UHY ZTHZ HK CPA Limited)

August 29, 2008